       Exhibit 99

JOINT FILER INFORMATION

Name:    New SAC
Address:   c/o Maples & Calder
    Ugland House, P.O. Box 309
    Georgetown, Grand Cayman
    Cayman Islands, British West Indies

Designated Filer:   New SAC
Date of Event Requiring Statement: August 2, 2004

Issuer Name and Ticker or Trading Symbol: Business Objects S.A. (BOBJ)

Signature: New SAC

By   /s/ William L. Hudson
Title:  Executive Vice President, General
 Counsel & Corporate Secretary

Name:    CB Cayman
Address:   c/o Maples & Calder
    Ugland House, P.O. Box 309
    Georgetown, Grand Cayman
    Cayman Islands, British West Indies

Designated Filer:  New SAC

Date of Event Requiring Statement: August 2, 2004

Issuer Name and Ticker or Trading Symbol: Business Objects S.A. (BOBJ)

Signature: CB Cayman

By   /s/ William L. Hudson
Title:  Executive Vice President, General
 Counsel & Corporate Secretary